                                                                     EXHIBIT 4.3


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                               DTE ENERGY COMPANY
                                       AND
                              THE BANK OF NEW YORK
                                     TRUSTEE

                                     -------




                            - SUPPLEMENTAL INDENTURE
                                  DATED AS OF -


                                    -------




                SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
                            DATED AS OF APRIL 9, 2001

                                  PROVIDING FOR

                           -% SUBORDINATED NOTES DUE -






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         - SUPPLEMENTAL INDENTURE, dated as of the - day of -, - between DTE
ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the "Original Indenture"), as amended, supplemented or modified (as so amended, supplemented or modified, the "Indenture") providing for the issuance by the Company from time to time of its debt securities; and

         WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, subordinated debt securities pursuant to the Original Indenture; and

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this - Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the "-% Subordinated Notes due -" (the "Notes"); and

         WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this - Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS - SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this - Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.


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         "Senior Indebtedness," for purposes of this - Supplemental Indenture and the Notes, means all Indebtedness, whether outstanding on the date of issuance of the Notes or thereafter created, assumed or incurred, except Indebtedness ranking equally with the Notes or Indebtedness ranking junior to the Notes. Senior Indebtedness with respect to the Notes will continue to be Senior Indebtedness with respect to the Notes and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         "Indebtedness ranking equally with the Notes," for purposes of this - Supplemental Indenture and the Notes, means Indebtedness, whether outstanding on the date of issuance of the Notes or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the Notes in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the Notes will not prevent the Indebtedness from constituting Indebtedness ranking equally with the Notes.

         "Indebtedness ranking junior to the Notes," for purposes of this - Supplemental Indenture and the Notes, means any Indebtedness, whether outstanding on the date of issuance of the Notes or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to

               (i)  the Notes, and

               (ii) any other Indebtedness ranking equally with the Notes,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the Notes will not prevent the Indebtedness from constituting Indebtedness ranking junior to the Notes.

         SECTION 102. Section References. Each reference to a particular section set forth in this - Supplemental Indenture shall, unless the context otherwise requires, refer to this - Supplemental Indenture.


                                  ARTICLE TWO

               TITLE AND TERMS OF THE SECURITIES; STATED MATURITY

         SECTION 201. Title of the Securities; Stated Maturity. This - Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company's "-% Subordinated Notes due -" (referred to herein as the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities. The Stated Maturity on which the principal of the Notes shall be due and payable will be -.






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



         SECTION 202. Variations from the Original Indenture. Notwithstanding the provisions of the Original Indenture, the Notes shall be subordinated to Senior Indebtedness as and to the extent provided in Article Three of this Supplemental Indenture. The provisions relating to defeasance and covenant defeasance in Section 403 of the Original Indenture shall not apply to the Notes. [Section 1009 of the Original Indenture shall be applicable to the Notes.]

         SECTION 203. Amount and Denominations; DTC. The aggregate principal amount of Notes that may be issued under this - Supplemental Indenture is limited initially to $- (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, "reopen" this series of Securities so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and
Section 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding. The Notes shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The Notes will initially be issued under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, who is hereby designated as "U.S. Depositary" under the Original Indenture.

         SECTION 204. Terms of the Notes.

         (a) [The Notes shall bear interest at the rate of [     %] per annum on
the principal amount thereof from the date of issuance until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Note will be payable
[semiannually][quarterly] in arrears on            [,           ,           ]
and            of each year (each such date, an "Interest Payment Date"),
commencing           .]

         [If the Notes are not to bear interest prior to Stated Maturity, insert - The principal of the Notes shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]






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         (b) [The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year][a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual][quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year][month], such payment shall be made on the immediately preceding Business Day [without reduction in the amount due to such early payment], [in each case with the same force and effect as if made on such date.] The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will with respect to any Note, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date
(the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of [, and premium, if any] and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.]

         (c) The Notes are not subject to repayment at the option of the Holders thereof. [[Except as provided in the form of Note attached hereto as Exhibit A,] [T][t]e Notes are not redeemable by the Company prior to maturity and are not subject to any sinking fund.]

         (d) [insert for Original Issue Discount Notes] If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Original Indenture. In case of a declaration of acceleration on or before
,    and on               in any year, the Acceleration Amount per
principal amount at Stated Maturity of the Notes shall be equal to the amount set forth in respect of such date below:





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




                                           Acceleration Amount per
                                                           principal
                                      --------------------
             Date of declaration          amount of Stated Maturity
          -------------------------   --------------------------------





and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the
purpose of this computation the yield to maturity is    %. Upon payment (i) of
the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

         (e) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this - Supplemental Indenture as if set forth in full at this place).


         SECTION 205. Form of Notes. Attached hereto as Exhibit A is a form of the definitive Notes.

                                 ARTICLE THREE

                             SUBORDINATION OF NOTES

         SECTION 301. Notes Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of Notes issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

         SECTION 302. Payments to Securityholders. (a) Upon (i) any acceleration of the principal amount due on the Notes or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full,








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or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Notes, and upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes under the terms of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the Holders thereof with respect to the Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes if received by them, directly to the Holders of Senior Indebtedness (pro rata to each such Holder on the basis of the respective amounts of Senior Indebtedness held by such Holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the Holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 901 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 302(a).

         (b) In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 302(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of Notes before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the Holders of such Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the Notes if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 302.

         (c) No payment on account of principal of or interest on the Notes shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and






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interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal or interest on the Notes shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined herein or in the instrument under which the same is outstanding, permitting the Holders thereof to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, that if the Holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all required payments in respect of the Notes (including any missed payments). Only one payment blockage period under the immediately preceding sentence may be commenced within any consecutive 365-day period with respect to the Notes of any series. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a registered Holder or representative of such Senior Indebtedness whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the Holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).

         SECTION 303. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of the Notes (together with the Holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Notes and which by its terms grants such right of subrogation to the Holder thereof) shall be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the Holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to Holders of the Notes, shall, as between the Company, its creditors other than the Holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the Holders of the Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors other than the Holders of Senior Indebtedness, and




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the Holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Notes and creditors of the Company other than the Holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of Notes from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the Notes subject to the rights of the Holders of Senior Indebtedness, under Section 302, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the Notes or to a representative of such Holders, on their behalf.

         Upon any distribution or payment in connection with any proceedings or sale referred to in Section 302(a), the Trustee and each Holder of the Notes then Outstanding, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the Holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 304. No Impairment of Subordination. Nothing contained in this Article or elsewhere in this Supplemental Indenture or the Notes shall prevent at any time the Company from making payments at any time of principal of or interest on the Notes, except under the conditions described in Section 302 or during the pendency of any proceedings or sale therein referred to.

         SECTION 305. Trustee to Effectuate Subordination. Each Holder of Notes by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         No rights of any present or future Holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the Notes then Outstanding, or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by any such Holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such Holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the Holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the Notes to the Holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing






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the same or any agreement under which Senior Indebtedness is outstanding; (ii)
sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 306. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers' Certificate of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a Holder or Holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Holder of Senior Indebtedness (or a trustee on behalf of such Holder) to establish that such notice has been given by a Holder of Senior Indebtedness or a trustee on behalf of any such Holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under the Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 307. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the Holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 308. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the Holders of Senior Indebtedness and shall



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
not be liable to any such Holders if it shall in good faith mistakenly pay over or distribute to Holders of the Notes of any series or to the Company or to any other Person cash, property or securities to which any Holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 309. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other Holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such Holder.

         SECTION 310. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this - Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This - Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This - Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         This - Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.












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


         IN WITNESS WHEREOF, the parties hereto have caused this - Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

                                        DTE ENERGY COMPANY




                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:


ATTEST:




By:
   ------------------------------


                                        THE BANK OF NEW YORK




                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:



ATTEST:



By:
   ------------------------------
      Name:
      Title:















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

                                                                       EXHIBIT A

                            FORM OF SUBORDINATED NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.:  -                                                         $-
NO. R- -


                               DTE ENERGY COMPANY
                           -% SUBORDINATED NOTE DUE -

DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the
principal sum of $            on            ("Stated Maturity")[, unless
previously redeemed,] [and to pay interest at the rate of [     %] per annum on
said principal sum from the date of issuance until the principal of this Note hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Note will be payable [semiannually][quarterly] in
arrears on            [,           ,           ] and            of each year
(each such date, an "Interest Payment Date"), commencing
          .]

[If this Note is not to bear interest prior to Stated Maturity, insert -- The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year][a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual][quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year][month], such payment shall be made on the immediately preceding Business Day] [without reduction in the amount due to such early payment], [in each case with the same force and effect as if made on such date. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located are authorized or obligated by or pursuant to law or executive order to close.] The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Note will, as provided in the Indenture (as defined herein), be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of [, and premium, if any] and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.]

This Note is one of a duly authorized Securities of the Company, designated as the "-% Subordinated Notes due -" (the "Notes"), initially limited to an aggregate principal amount of $-

(except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as amended, supplemented or otherwise modified from time to time (as so amended, supplemented or modified, the "Indenture"), duly executed and delivered between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Payment of the principal of and interest on this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness, as defined in the Indenture, of the Company and this Note is issued subject to the provisions of the Indenture with respect thereto. Each registered Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

Notwithstanding the provisions of the Indenture, this Note shall be without benefit of any security and shall be subordinated to Senior Indebtedness.

This Note is not subject to repayment at the option of the Holder hereof. [[Except as provided below,] [T][t]his Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.]

[The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at any time on or
after                   and prior to maturity at a redemption price equal to
[100% of the principal amount redeemed plus the accrued and unpaid interest thereon to the date fixed for redemption][other redemption price].]

[Other redemption provisions.]

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the principal amount of this Note called for redemption.

If money sufficient to pay the redemption price with respect to the principal amount of and accrued interest on the principal amount of this Note to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Note called for redemption.

If the Notes are only partially redeemed by the Company, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Note Holder to be redeemed.

[In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.]

The sinking fund for this series provides for the redemption on           in
each year beginning with the year      and ending with the year      of [not
less than]            [("mandatory sinking fund") and, at the option of the
Company, not more than           ] aggregate principal amount of Notes of this
series. [Notes of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]]

[In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.]

[Insert for Original Issue Discount Notes - If an Event of Default with respect to this Note shall occur and be continuing, an amount of principal of this Note (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Indenture. In case of a declaration of
acceleration on or before         ,    and on in any year, the Acceleration
Amount per        principal amount at Stated Maturity of this Note shall be
equal to the amount set forth in respect of such date below:

                                            Acceleration Amount per
                                                            principal
                                       --------------------
                 Date of declaration       amount of Stated Maturity
              -----------------------  ------------------------------






and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the purpose of
this computation the yield to maturity is    %. Upon payment (i) of the
Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.]

The provisions relating to defeasance and covenant defeasance in the Indenture in Section 403 thereof shall not apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the aforesaid percentage of the Holders of which are required to consent to any such supplemental indenture or (iii) modify any of the subordination provisions contained herein in a manner adverse to the Holder hereof. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [and premium, if any,] and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Note shall be governed and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                           DTE ENERGY COMPANY


                                           By
                                             -----------------------------


Date:



Attest:

By
  --------------------------------







                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within mentioned Indenture.

                                           THE BANK OF NEW YORK
                                             as Trustee


                                           By
                                             ---------------------------
                                               Authorized Signatory


Date:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto





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     (Please insert Social Security or Other Identifying Number of Assignee)





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     (Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:
      ------------------------

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.